                                     SCHEDULE 14A
                                    (RULE 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the registrant  /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

     / /  Preliminary Proxy Statement             / /  Confidential, For Use of
                                                       the Commission Only
     /X/  Definitive Proxy Statement                   (as permitted by
                                                       Rule 14a-6(e)(2))
     / /  Definitive Additional Materials

     / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Turbodyne Technologies Inc.
-------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/  No Fee Required

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

-------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

-------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement no.:

-------------------------------------------------------------------------
     (3)  Filing party:

-------------------------------------------------------------------------
     (4)  Date filed:

-------------------------------------------------------------------------

                           TURBODYNE TECHNOLOGIES INC.
                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 11, 1998
                                   -----------

TO OUR STOCKHOLDERS:

     Notice is hereby given that the 1998 Annual Meeting of Stockholders of Turbodyne Technologies Inc. ("Turbodyne" or the "Company") will be held at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Santa Barbara, California 93108, on September 11, 1998 at 1:00 p.m., local time. The Annual Meeting is being held for the following purposes:

     1. To elect two Class I Directors to hold office for three years and until their respective successors have been elected;

     2.   To approve the Company's 1998 Stock Incentive Plan;

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record of the Common Stock of the Company at the close of business on July 13, 1998 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person, even though he or she has returned a Proxy.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Leon E. Nowek
                                              SECRETARY

Woodland Hills, California 91367
August 17, 1998

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                           TURBODYNE TECHNOLOGIES INC.
                                ----------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 11, 1998

     THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF TURBODYNE TECHNOLOGIES INC., A DELAWARE CORPORATION (THE "COMPANY"), FOR USE AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT THE FOUR SEASONS BILTMORE HOTEL,1260 CHANNEL DRIVE, SANTA BARBARA, CALIFORNIA, ON SEPTEMBER 11, 1998 AT 1:00 P.M., LOCAL TIME, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, FOR THE PURPOSES SET FORTH HEREIN AND IN THE ATTACHED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. ACCOMPANYING THIS PROXY STATEMENT IS THE BOARD OF DIRECTORS' PROXY FOR THE ANNUAL MEETING, WHICH YOU MAY USE TO INDICATE YOUR VOTE ON THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

     The persons named in the accompanying Proxy as proxy holders are directors or senior officers of the Company. A STOCKHOLDER OR AN INTERMEDIARY HOLDING SHARES AND ACTING ON BEHALF OF AN UNREGISTERED STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A STOCKHOLDER) TO ATTEND AND ACT ON HIS BEHALF AT THE ANNUAL MEETING OTHER THAN THE PERSONS NAMED IN THE PROXY AS PROXY HOLDERS. TO EXERCISE THIS RIGHT, THE STOCKHOLDER OR INTERMEDIARY MUST STRIKE OUT THE NAMES OF THE PERSONS NAMED IN THE PROXY AS PROXY HOLDERS AND INSERT THE NAME OF HIS NOMINEE IN THE SPACE PROVIDED OR COMPLETE ANOTHER PROXY.

     ALL PROXIES WHICH ARE PROPERLY COMPLETED, SIGNED AND RETURNED TO THE COMPANY PRIOR TO THE ANNUAL MEETING, AND WHICH HAVE NOT BEEN REVOKED, WILL UNLESS OTHERWISE DIRECTED BY THE STOCKHOLDER BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS SET FORTH IN THIS PROXY STATEMENT. If a stockholder or intermediary acting on behalf of a stockholder wishes to confer discretionary authority with respect to any matter to the proxy holders selected by the Company and identified in the Proxy, then such stockholder or intermediary should leave the empty space provided following the names of the proxy holders identified in the Proxy blank. The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing of this Proxy Statement, management of the Company is not aware that any such amendments, variations or other matters are to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the Proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the nominees.

     A stockholder of record may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on July 13, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements of the Annual Meeting. At the record date, 40,480,272 shares of Common Stock, par value $.001 per share, were outstanding. The Common Stock is the only outstanding class of securities of the Company entitled to vote at the Annual Meeting.

     A stockholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Annual Meeting. The two nominees for election as Class I directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The approval of the 1998 Stock Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

     This Proxy Statement and the accompanying Proxy were mailed to stockholders on or about August 17, 1998.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of the directors or senior officers of the Company, nor any person who has held such a position since the beginning of the last completed fiscal year of the Company, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Annual Meeting other than:

     1.    the election of directors; and

     2. the approval of the 1998 Stock Incentive Plan, as further disclosed in the Proxy Statement, insofar as the directors and officers of the Company will be eligible to be granted options to purchase shares of the Common Stock pursuant to the 1998 Stock Incentive Plan, approval of each of which will be sought at the Annual Meeting.

                              ELECTION OF DIRECTORS

     In accordance with the Bylaws of the Company, the Board of Directors is divided into three classes. At each annual meeting of stockholders, directors constituting one class are elected, each for a three-year term. Two Class I directors will be elected at the Annual Meeting.

     Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any postponement or adjournment thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

     The Board of Directors proposes the election of the following nominees as Class I directors:

                                 Walter F. Ware
                                 Robert Taylor

     If elected, each nominee is expected to serve until the 2001 Annual Meeting of Stockholders. The two nominees for election as Class I directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS

     The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of July 1, 1998:

                                               YEAR FIRST
                                               ELECTED OR
                                               APPOINTED
              NAME:                             DIRECTOR                      PRINCIPAL OCCUPATION
              ----                              --------                      --------------------
NOMINEES:
CLASS I DIRECTORS
(terms to expire in 2001)

Robert Taylor (1)                     58          1996      Director

Walter F. Ware                        55          1997      Chief Executive Officer, President and Director

CONTINUING DIRECTORS:
CLASS II DIRECTORS
(terms to expire in 2000)

Edward M. Halimi                      53          1993      Chairman of the Board and Director

Leon E. Nowek (1)                     41          1993      Vice Chairman of the Board, Secretary and Director

Daniel Geronazzo (1)(2)(3)            67          1995      Director

CLASS III DIRECTORS
(terms to expire in 1999)

Dr. Sadayappa Durairaj                54          1996      Director

Wendell R. Anderson (2)(3)            65          1995      Director

OTHER EXECUTIVE OFFICERS:

Khal A. Kader                         25                    Chief Financial Officer

Duane Rosenheim                       65                    Chief Operating Officer

----------------------
(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.
(3)      Member of the Stock Option Committee.

     EDWARD M. HALIMI is Chairman of the Board of Directors. From October 18, 1993 to March 11, 1998, Mr. Halimi served as President and Chief Executive Officer of the Company. Mr. Halimi developed the patented technology (the "Turbodyne Technology") designed to optimize air flow to internal combustion engines resulting in efficient fuel combustion in both diesel and gasoline engines. The Turbodyne Technology is incorporated into the Company's two primary products. Mr. Halimi spent 11 years working with FerroPlast Corporation, an international company specializing in the engineering and manufacture of diesel engines, pumps, electric motors and farm equipment. As a Vice-President, Mr. Halimi worked in the engineering and manufacturing divisions in the Middle East and Europe and was responsible for the home building and housing operations in the United States. From 1988 to 1991, Mr. Halimi was the President and Chief Executive Officer of Technodyne Corporation, a manufacturer of heat management and temperature control units and since 1989 serves as Chief Executive Officer of Biosonics

Corporation, a research and development company in the fields of ultrasonics, vibration control and semi-conductor research and electronics.

     LEON E. NOWEK is Vice Chairman, Secretary and a director of the Company and is responsible for business development activities as well as regulatory affairs. Mr. Nowek was appointed as a director of the Company in October 1993, as Vice Chairman in February 1998 and as Secretary in July 1998. From June 1995 to February 1998, Mr. Nowek served as the Company's Chief Financial Officer. Prior thereto, since July 1993, Mr. Nowek was an independent management consultant.

     WENDELL R. ANDERSON is a director of the Company. Mr. Anderson is an attorney with the firm of Larkin, Hoffman, Daly and Lindgren Ltd. of Bloomington, Minnesota and has been practicing law since 1963. Mr. Anderson has held several positions of public office. From 1959 to 1963 Mr. Anderson was a state representative from Minnesota and served as state senator from 1963 to 1971. In 1971, Mr. Anderson was elected as Governor of the State of Minnesota. At that time, he was the nation's youngest governor. In 1977, Mr. Anderson became a United States Senator from the State of Minnesota. He held office for a period of two years. During his term, he served on various committees including the environment and public works committee, the budget committee, the natural resources committee and armed services committee. Mr. Anderson serves as a director of FingerHut Companies Inc., a database marketing company listed on the New York Stock Exchange which sells a broad range of products through catalogs, direct marketing and the Internet, National City Bancorp, a Nasdaq listed company and ECOS Group, Inc., a company listed on the OTC Bulletin Board and involved in waste management services.

     SADAYAPPA DURAIRAJ is a director of the Company. Mr. Durairaj is a cardiologist and businessman based in California. He obtained his Medical degree from Madural Medical College in India in 1966 and has been certified by both the American Board of Internal Medicine and the Canadian Board of Internal Medicine and Cardiology. Since 1994, he has served as the President and Chief Executive Officer of the Pacifica Hospital and Sierra Medical Clinic. Dr. Durairaj also serves as associate Clinical Professor of Medicine at USC Los Angeles. Dr. Durairaj was Chairman and founder of Pacific Baja Holdings which was acquired by the Company effective July 2, 1996. Dr. Durairaj is also Chairman of Brentwood Bank (California) and VSK Ferro Alloys (India).

     DANIEL GERONAZZO is a director of the Company. Mr. Geronazzo was an attorney in private practice located in the Province of British Columbia for the past 35 years.

     ROBERT F. TAYLOR is a director of the Company. Mr. Taylor served as Chief Operating Officer of the Company from January 1, 1997 to June 30, 1997. Mr. Taylor is a chartered accountant and is a member of the Institute of Chartered Accountants of Alberta, Canada. Mr. Taylor was appointed a director and president of Shell Canada Products ("Shell") in 1993 and has served in various capacities with Shell since 1967 in Calgary, Toronto and London, England. Mr. Taylor retired from Shell in 1996. Mr. Taylor is a director and member of the Audit Committees of Pembina Pipeline Income Fund and WestCastle Energy Trust, each of which company trades on the Toronto Stock Exchange.

     WALTER F. WARE was appointed Chief Executive Officer and President of the Company effective March 11, 1998. Prior thereto, since October 1997, Mr. Ware served as the Company's Chief Operating Officer. Mr. Ware has served as a director of the Company since December 1, 1997. From October 1995 to September 1997, Mr. Ware served as Senior Vice President and Corporate Officer of Detroit Diesel Corporation and as a director of several of its subsidiary corporations. Prior thereto, Mr. Ware served in several senior management positions with the Garrett Automotive Group division of Allied Signal Corporation including Group Vice President, North American Automotive Operations, Managing Director Garrett Automotive - Europe and Chief Technical Officer.

     KHAL KADER was appointed Controller of the Company in July 1998 and became Chief Financial Officer of the Company later that month. Prior to joining the Company, since 1994, Mr. Kader practiced as a certified public accountant with KPMG Peat Marwick LLP in Los Angeles, California. Mr. Kader is a member of the Institute of Certified Public Accountants.

     DUANE ROSENHEIM was appointed Chief Operating Officer of the Company in July 1998. Prior thereto, and for the past six years, Mr. Rosenheim was an independent consultant working primarily with the Company to develop its prototype product which has been incorporated into the Company's two primary products, the Turbopac-TM- and Dynacharger-TM- products. Prior thereto, Mr. Rosenheim served in several positions at the Delco Electronics Division of General Motors Corporation including Quality Engineering Manager and Manager of the Quality, Manufacturing and Operations Administration Departments.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Audit Committee currently consists of Messrs. Nowek, Geronazzo and Taylor. The Audit Committee recommends the engagement of the Company's independent public accountants, reviews the scope of the audit to be conducted by such independent public accountants, and meets with the independent public accountants and the Chief Financial Officer of the Company to review matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls, and reports its recommendations as to the approval of the financial statements of the Company to the Board of Directors. One meeting of the Audit Committee was held during the year ended December 31, 1997.

     The Compensation Committee currently consists of Messrs. Geronazzo and Anderson. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation. Two meetings of the Compensation Committee were held during the year ended December 31, 1997.

     The Stock Option Committee currently consists of Messrs. Geronazzo and Anderson. The Stock Option Committee is responsible for administering the Company's stock option and executive incentive compensation plans. Two meetings of the Stock Option Committee were held during the year ended December 31, 1997.

     The Board of Directors held 10 meetings and acted by written consent on 11 occasions during fiscal 1997. No director attended less than 75% of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 1997.

COMPENSATION OF DIRECTORS

     Directors are reimbursed for reasonable out-of-pocket expenses in connection with attendance at Board of Director and Committee meetings, and are periodically granted options to purchase shares of the Common Stock of the Company at the discretion of the Compensation Committee. Directors are not otherwise provided any remuneration for their services as directors of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1997, Mr. Nowek, Vice Chairman of the Board and Secretary, served as a member of the Company's Compensation Committee. The Company has paid Mr. Nowek approximately $40,000 as reimbursement for relocation expenses from Canada to California, has loaned Mr. Nowek $225,000 in connection with the purchase of his home in California and has advanced to Mr. Nowek approximately $96,500 against his salary. For a more detailed description of each of these transactions, please see "Certain Transactions with Directors and Executive Officers." Other than as noted immediately above, the Company has no interlocking relationships involving any of its Compensation Committee members which would be required by the Securities and Exchange Commission to be reported in this Proxy Statement, and no officer or employee of the Company currently serves on its Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The Compensation Committee, which is currently comprised of two independent, non-employee directors, also grants all awards under and otherwise administers the Company's 1997 Stock Incentive

Plan. The Company intends that the Compensation Committee also will grant all awards under and otherwise administer the Company's 1998 Stock Incentive Plan if it is approved by the stockholders at the Annual Meeting. Following review and approval by the Compensation Committee, all determinations pertaining to executive compensation, other than stock award matters, are submitted to the full Board of Directors for approval.

     COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the Company's stockholders,
(2) attract, motivate and retain executives of outstanding abilities and experience capable of achieving the strategic business goals of the Company, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other companies of similar size and performance. To achieve these goals, the Company's executive compensation program consists of three main elements: (i) base salary, (ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program.

     BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment with the Company, or upon renewal of his or her employment agreement, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company. During fiscal 1997, Edward M. Halimi served as the Company's Chief Executive Officer, Leon Nowek served as the Company's Chief Financial Officer and commencing October 1997, Walter Ware served as the Company's Chief Operating Officer. Messrs. Halimi and Nowek each is a party to an employment agreement dated August 1, 1997, as amended on January 27, 1998 (as amended, the "Employment Agreements"), between each officer, the Company and Turbodyne Systems, Inc. ("Turbodyne Systems") pursuant to which these officers are paid annual base salaries equal to $180,000 and $162,500, respectively. The Board of Directors has resolved to enter into a five year employment agreement with Mr. Walter Ware, pursuant to which Mr. Ware will be entitled to receive an annual base salary equal to $180,000. See "Employment Contracts," below.

     ANNUAL CASH BONUSES. Executive officers are eligible for annual incentive bonuses in amounts determined at the discretion of the Board of Directors. The Board considers an award of an annual bonus subjectively, taking into account factors such as the financial performance of the Company, increases in stockholder value, the achievement of corporate goals and individual performance. Pursuant to their respective Employment Agreement, each of Messrs. Halimi and Nowek is entitled to an annual cash bonus of up to 150% of such officer's respective base salary based on the consolidated net operating income (before taxes) of the Company, Turbodyne Systems or Pacific Baja, whichever is greater. Similarly, Mr. Ware also shall be entitled to an annual cash bonus of up to 150% of his base salary based on the consolidated net operating income (before taxes) of the Company and its subsidiaries. For fiscal 1997, Messrs. Halimi and Nowek received cash bonuses of $162,000 and $145,800 respectively.

     The Company also provides to its employees (including Mr. Halimi and the other officers) medical insurance and other customary employee benefits.

     LONG-TERM INCENTIVES. The Company provides its executive officers with long-term incentive compensation through grants of options under the Company's 1997 Stock Incentive Plan and, if adopted by the Stockholders at the Annual Meeting to which this Proxy Statement relates, the Company intends to grant awards to its executive officers under the 1998 Stock Incentive Plan. The Compensation Committee currently is responsible for selecting the individuals to whom grants of options should be made, the timing of grants, the determination of the per share exercise price and the number of shares subject to each option. The Compensation Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. All options granted in fiscal 1997 were granted at the fair market value of the Company's Common Stock on the date of grant. During fiscal 1997, Mr. Halimi was granted options to purchase 200,000 shares of the Company's Common

Stock. The Board of Directors considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry.

     OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain "performance-based" compensation that has been approved by the Company's stockholders is not subject to the deduction limit. The 1998 Stock Incentive Plan is intended to qualify so that awards under the plan constitute performance based compensation not subject to Section 162(m) of the Code.

     All compensation paid to the Company's employees in fiscal 1997 will be fully deductible. With respect to compensation to be paid to the Company's senior executive officers in 1998 and in future years, in certain instances such compensation may exceed $1,000,000. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

     SUMMARY. The Compensation Committee believes that its executive compensation philosophy of paying its executive officers by means of base salaries, annual cash bonuses and long-term incentives, as described in this report, serves the interests of the Company and its stockholders.

                             COMPENSATION COMMITTEE

                             Wendall R. Anderson
                             Daniel Geronazzo

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                  ------------
                                     FISCAL YEAR                                    NUMBER OF
                                       ENDED          ANNUAL COMPENSATION          SECURITIES
                                      DECEMBER        -------------------          UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION (1)          31,        SALARY           BONUS          OPTIONS       COMPENSATION
-------------------------------         ---         ------           -----          -------       ------------
Edward M. Halimi (3)............        1997         $180,000      $162,000        200,000          $    -
   Chairman of the Board                1996           60,000          -                -                -
                                        1995           60,000          -           500,000               -

Leon E. Nowek (4)...............        1997         $162,000      $145,800        200,000               -
   Vice-Chairman of the Board           1996       CDN 30,000          -                -                -
   and Secretary                        1995       CDN 30,000          -                -                -

----------------------

(1) For a description of the employment contract between certain officers and the Company, see "Employment Contracts," below.
(2) Mr. Halimi served as Chief Executive Officer of the Company from October 1993 to March 1998. Currently, Mr. Halimi serves as Chairman of the Board.
(3) Mr. Nowek served as Chief Financial Officer of the Company from June 1995 to February 1998. Currently, Mr. Nowek serves as Vice-Chairman of the Board and Secretary of the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 1997 to the Named Executive Officers.

                                         OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      POTENTIAL
                                                                                                   REALIZABLE VALUE
                                                                                                     AT ASSUMED
                                NUMBER OF                                                         RATE OF STOCK PRICE
                                SECURITIES    PERCENT OF TOTAL                                     APPRECIATION FOR
                                UNDERLYING    OPTIONS GRANTED                                       OPTION TERM(1)
                                  OPTION      TO EMPLOYEES IN    EXERCISE OR    EXPIRATION        -------------------
            NAME                GRANTED(2)     FISCAL YEAR(3)   BASE PRICE(4)      DATE            5%             10%
            ----                ----------     --------------   -------------   ----------         --             ---
Edward M. Halimi............     200,000           8%             $3.50          1/6/2002       $  440,000   $  1,116,000
Leon E. Nowek...............     200,000           8%             $3.50          1/6/2002          440,000      1,116,000

------------------------
(1) The potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Commission and do not represent a forecast of the future appreciation of the Company's Common Stock.
(2)  These options are immediately exercisable upon grant.
(3) Options covering an aggregate of 2,594,000 shares were granted to eligible persons during the fiscal year ended December 31, 1997.
(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

STOCK OPTIONS HELD AT FISCAL YEAR END

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended December 31, 1997, the number of shares of Common Stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on the Nasdaq Small Cap Market on December 31, 1997 ($3.88 per share).

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                SHARES                          UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                               ACQUIRED        VALUE                  OPTIONS AT                  IN-THE-MONEY OPTIONS AT
                              ON EXERCISE    REALIZED              DECEMBER 31, 1997                 DECEMBER 31, 1997
                              -----------    ---------      -------------------------------    ------------------------------
NAME                                                        EXERCISABLE      UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                                                        -----------      -------------     -----------     -------------
Edward M. Halimi..........         -         $    -           200,000              -             $776,000           $ -
Leon E. Nowek.............         -             -            200,000              -              776,000             -

EMPLOYMENT CONTRACTS

     Edward M. Halimi and Leon E. Nowek each is a party to an employment agreement dated August 1, 1997, as amended on January 27, 1998, (respectively, the "Halimi Agreement" and the "Nowek Agreement" and together the "Employment Agreements") between each officer, the Company and Turbodyne Systems. Mr. Halimi initially was employed as President and Chief Executive Officer of the Company and Turbodyne Systems. Effective March 11, 1998, Mr. Halimi, the Company and Turbodyne Systems agreed, pursuant to the terms of the Halimi Agreement, to change Mr. Halimi's position to Chairman of the Board and to modify his duties and responsibilities accordingly. Mr. Nowek initially was employed as Chief Financial Officer of the Company and Turbodyne Systems. Effective February 1998, Mr. Nowek, the Company and Turbodyne Systems agreed, pursuant to the terms of the Nowek Agreement, to change Mr. Nowek's position to Vice Chairman of the Company and Turbodyne Systems. Pursuant to the terms of the Employment Agreements, Mr. Halimi and Mr. Nowek are paid an annual salary of $180,000 and $162,500, respectively, and are entitled to an annual cash bonus of up to 150% of their respective base salaries based on the consolidated net operating income (before taxes) of the Company, Turbodyne Systems or Pacific Baja, whichever is greater. Each Employment Agreement also provides that in each year of the term of the Employment Agreement, the Company shall grant to the officer options to purchase 200,000 shares of Common Stock in accordance with the Company's stock option plan then in effect. Each officer and the members of their respective families are entitled to participate in any life and disability insurance, pension, dental, medical, pharmaceutical, hospitalization, health insurance and any other employee benefit programs as may be provided from time to time by the Company. Each Employment Agreement is for a ten year term and will renew for successive one year periods unless one party to the Employment Agreement provides written notice of its election not to renew at least 30 days prior to the expiration of the initial term or any successive one year terms. Each officer may terminate his Employment Agreement at any time upon three months prior written notice of his intention to so terminate. In the event that either officer is terminated by the Company without "cause," as defined in the Employment Agreement, he is entitled to receive the compensation that otherwise would have been payable to him from the date of termination to the expiration date of the then current term.

     The Board of Directors has resolved to enter into a five year employment agreement with Mr. Walter Ware, pursuant to which Mr. Ware will be entitled to receive an annual base salary equal to $180,000 plus an annual cash bonus based on the net operating profit of the Company and its subsidiaries. The maximum bonus will be 150% of base salary. Mr. Ware will be entitled to participate in share option plans, share purchase plans, bonus plans and other financial assistance plans at the discretion of the Board of Directors of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During fiscal 1997, the Company was not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 and, accordingly, none of the Company's executive officers, directors or persons who own more than ten percent of its Common Stock filed any reports of ownership or changes in ownership under Section 16(a) with the Securities and Exchange Commission. Commencing July 1998, the Company became subject to
Section 16(a) and its executive officers and directors and persons who own more than ten percent of its Common Stock file reports as required thereunder.

                            CERTAIN TRANSACTIONS WITH
                        DIRECTORS AND EXECUTIVE OFFICERS

     Turbodyne Systems subleases its Carpinteria facility from American Appliance, Inc., a private company controlled by Mr. Halimi, Chairman of the Board of Directors of the Company. The lease is on a month to month basis and the monthly rent is equal to $16,850.

     In March 1998, the Company completed a $1.0 million secured bridge loan with Quest Ventures Ltd (the "Quest Loan"). In connection with the financing, the Company issued 37,500 shares of Common Stock, valued at $2.50 per share, to Leon Nowek, the Vice Chairman and a director of the Company, in exchange for his agreement to personally guarantee the Quest Loan.

     Pacific Baja leases one of its facilities in Ensenada from Baja Pacific Properties, a company in which Dr. Sadayappa Durairaj, a director of the Company, owns approximately 19% of the outstanding shares. The lease is for a ten year term, expiring in September 2005 and the monthly rent is equal to $15,000.

     Pursuant to the terms of the Employment Agreement between the Company and Leon E. Nowek, the Company loaned $225,000 to Mr. Nowek in connection with the purchase of his home. The loan bears no interest and is repayable on the earlier to occur of the sale of Mr. Nowek's home and the termination of Mr. Nowek's employment agreement. At June 15, 1998, there was $225,000 outstanding under this loan.

     Pursuant to the terms of the Employment Agreement between the Company and Leon E. Nowek, the Company paid approximately $40,000 to Mr. Nowek as reimbursement of relocation expenses incurred by him in connection with his move to Los Angeles, California.

     The Company agreed to loan up to $234,850 to Walter F. Ware, the President and Chief Executive Officer of the Company, in connection with the purchase of his home. The loan bears no interest and is repayable on the earlier to occur of the sale of Mr. Ware's home and the termination of Mr. Ware's employment with the Company. At June 15, 1998, there was $100,000 advanced under this loan.

     The Company has agreed to reimburse Mr. Ware for relocation expenses incurred by him in connection with his move to Santa Barbara, California.

     The Company pays to Wendell R. Anderson, a director of the Company, a consultant fee of $3,500 per month in connection with services rendered by Mr. Anderson relating to project development activities.

     The Company is paying to Eugene Hodgson, a former director of and consultant to, the Company, an aggregate of $25,000 over a six month period ending on September 30, 1998 in connection with Mr. Hodgson's former services as a consultant to the Company.

     The Company has advanced an aggregate of $243,000 to Edward M. Halimi ($134,000), Chairman of the Board, Leon Nowek ($96,500), Vice Chairman of the Board and Walter Ware ($12,500), President and Chief Executive Officer. These advances are against salaries and bonuses, bear no interest and are payable on demand by the Company.

     The Company has paid an aggregate of $178,400 to Robert Taylor, Eugene Hodgson, Wendell Anderson and Daniel Geronazzo, each a current or former director of the Company, in connection with consulting services rendered by each of them to the Company.

     See "Employment Contracts" for a description of employment agreements between the Company and certain of its officers.

                                PERFORMANCE GRAPH

     The following graph sets forth the percentage change in cumulative total stockholder return of the Company's Common Stock during the period from April 25, 1994 to December 31, 1997, compared with the cumulative returns of the Nasdaq Stock Market (US Companies) Index and the S&P Auto Parts & Equipment Index. The Common Stock was listed on the Vancouver Stock Exchange on April 25, 1994 and was listed for quotation on the Nasdaq Small Cap Market on March 27, 1997. The trading values identified for the Company in the Comparison reflect the price of the Common Stock on the Vancouver Stock Exchange from April 25, 1994 through March 26, 1997 (which were in Canadian dollars) and on the Nasdaq Stock Market from March 27, 1997 through March 31, 1997 (which were in U.S. dollars). The Comparison contains translations of the prices of the Common Stock on the Vancouver Stock Exchange to U.S. dollars at specified rates. These translations should not be construed as representations that the Canadian dollar amounts actually represent U.S. dollar amounts or could be, or could have been, converted into U.S. dollars at the rate indicated or at any other rate. The translations of Canadian dollars into U.S. dollars have been made at the noon buying rate in New York City for cable transfers of Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on each of April 25, 1994 and December 31, 1994, 1995 and 1996. The Comparison assumes $100 was invested on April 25, 1994 in the Common Stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                        COMPARISON OF CUMULATIVE RETURN*
               AMONG TURBODYNE TECHNOLOGIES INC., THE NASDAQ STOCK
          MARKET INDEX (U.S.) AND THE S&P AUTO PARTS & EQUIPMENT INDEX








                                    [CHART]

                                                      CUMULATIVE TOTAL RETURN
                                        -----------------------------------------------------
                                       4/25/94     12/94      12/95        12/96       12/97
     TURBODYNE TECHNOLOGIES INC.        100.00     60.47     841.86      1,867.44      901.16
     NASDAQ STOCK MARKET (U.S.)         100.00    102.04     144.31        177.49      217.78
     S & P AUTO PARTS & EQUIPMENT       100.00     94.64     117.00        131.27      164.19

                PROPOSAL TO APPROVE THE 1998 STOCK INCENTIVE PLAN

General

     The proposed Turbodyne Technologies Inc. 1998 Stock Incentive Plan (the "1998 Plan") was unanimously adopted by the Board of Directors in August 1998, subject to the approval of the 1998 Plan by the Company's stockholders. Each executive officer, other employee, non-employee director or consultant of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 1998 Plan. A maximum of 4,000,000 shares of Common Stock may be issued pursuant to awards granted under the 1998 Plan, subject to certain adjustments to prevent dilution. Any shares of Common Stock subject to an award which for any reason expires or terminates unexercised are again available for issuance under the 1998 Plan. As of August 7, 1998, no awards had been granted under the 1998 Plan.

SUMMARY OF THE 1998 PLAN

     The following is a summary of the principal features of the 1998 Plan, a copy of which is attached as Annex "A" to this Proxy Statement. This summary of the 1998 Plan is not intended to be complete and reference should be made to Annex "A" to this Proxy Statement for the complete text of the 1998 Plan.

     PURPOSE. The purpose of the 1998 Plan is to advance the interests of the Company and its stockholders by strengthening the Company's ability to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company's long term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all stockholders of the Company.

     ADMINISTRATION. The 1998 Plan will be administered by the Company's Board of Directors or by a committee of two or more non-employee directors appointed by the Board of Directors (the "Administrator"). Subject to the provisions of the 1998 Plan, the Administrator will have full and final authority to select the executives and other employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto.

     AWARDS. The 1998 Plan authorizes the Administrator to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (1) shares of Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or (3) any other security or benefit with a value derived from the value of the Common Stock. The maximum number of shares of Common Stock with respect to which options or rights may be granted under the 1998 Plan to any participant is 200,000, subject to certain adjustments to prevent dilution.

     Awards under the 1998 Plan are not restricted to any specified form or structure and may include arrangements such as sales, bonuses or other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative.
An award may provide for the issuance of Common Stock for any lawful consideration, including services rendered or, to the extent permitted by applicable state law, to be rendered. Currently, Delaware law does not permit the issuance of common stock for services to be rendered.

     An award granted under the 1998 Plan may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Administrator, upon the occurrence of specified events, including a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted to an employee may be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or a nonqualified stock option.

     CONSIDERATION. An award under the 1998 Plan may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant to the award, and/or to pay all or part of the recipient's tax withholding obligations with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted under the 1998 Plan permitted the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the option may grant the recipient the right to "pyramid" his or her previously owned shares, i.e., to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each transaction to pay the purchase price of the shares acquired in the following transaction, to exercise the option for a larger number of shares with no more investment than the original share or shares delivered.

     AMENDMENTS. The Administrator may amend the 1998 Plan at any time and in any manner, subject to the following: (1) no recipient of any award may, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination; and (2) if any rule or regulation promulgated by the Securities and Exchange Commission (the "Commission"), the Internal Revenue Service or any national securities exchange or quotation system upon which any of the Company's securities are listed requires that any such amendment be approved by the Company's stockholders, then such amendment will not be effective until it has been approved by the Company's stockholders. The 1998 Plan shall terminate on the tenth anniversary of the date the 1998 Plan is approved by the stockholders unless sooner terminated by action of the Board of Directors.

     TERMINATION OF AWARDS. All awards granted under the 1998 Plan expire ten years from the date of grant, or such shorter period as is determined by the Administrator. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of Common Stock not purchased thereunder shall again be available for issuance under the 1998 Plan.

     FORM S-8 REGISTRATION. The Company intends to file a registration statement under the Securities Act to register the 4,000,000 shares of Common Stock reserved for issuance under the 1998 Plan. Such registration statement is expected to be filed shortly following the approval of the 1998 Plan by the stockholders and will become effective immediately upon filing with the Commission. Shares issued under the 1998 Plan after the effective date of such registration statement generally will be available for sale to the public without restriction, except for shares issued to affiliates of the Company, which will remain subject to the volume and manner of sale limitations of Rule 144.

     EFFECT OF SECTION 16(b) OF THE EXCHANGE ACT. The acquisition and disposition of Common Stock by officers, directors and greater-than-ten percent stockholders of the Company ("Insiders") pursuant to awards granted to them under the 1998 Plan may be subject to Section 16(b) of the Exchange Act. Pursuant to Section 16(b), a purchase of Common Stock by an Insider within six months before or after a sale of Common Stock by the Insider could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceeds the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The Stock Plan is designed to comply with Rule 16b-3.

     OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain "performance-based" compensation that has been approved by the Company's stockholders is not subject to the deduction limit. The 1998 Plan is intended to qualify as performance-based compensation which is not subject to the $1,000,000 limitation of Section 162(m) of the Code. In order for the 1998 Plan to qualify as performance-based compensation under
Section 162(m) and therefore be exempt from the $1,000,000 limitation, the 1998 Plan must be approved by the Company's stockholders.

RECOMMENDATION AND REQUIRED VOTE

     The Board of Directors has unanimously approved the 1998 Plan. Stockholder approval of the 1998 Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this matter at the Annual Meeting. An abstention will be counted toward the tabulation of votes cast and will have the same effect as a vote against the proposal. A broker non-vote, however, will not be treated as a vote cast for or against approval of the proposal.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1998 STOCK INCENTIVE PLAN.



                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth as of July 31, 1998 certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 21700 Oxnard Street, Suite 1550, Woodland Hills, California 91367, unless otherwise set forth below such person's name.

                                                                   Number of Shares of
                                                                       Common Stock
                    Name and Address                              Beneficially Owned (1)             Percent (1)
                    ----------------                              ----------------------             -----------
Edward M. Halimi(2)......................................                   3,450,000                    8.48%
Leon E. Nowek(3).........................................                   1,100,000                    2.70
Wendell R. Anderson(4) ..................................                     200,000                     *
Sadayappa Durairaj(5)....................................                     774,000                    1.91
Daniel Geronazzo(6)......................................                     115,000                     *
Robert Taylor(7).........................................                      30,000                     *
Walter F. Ware(8)........................................                     205,000                     *
Khal A. Kader............................................                         500                     *
Duane Rosenheim..........................................                           -                     *
Directors and executive officers                                            5,874,500                   14.21%
as a group (9 persons)(2)(3)(4)(5)(6)(7)(8)..............
-----------

*      Less than one percent.
(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at September 30, 1998.
(2) Consists of (a) 3,250,000 escrow shares held in the name of March Technologies Inc., a private company controlled by Mr. Halimi and (b) 200,000 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before September 30, 1998.
(3) Consists of (a) 900,000 escrow shares held in the name of L.N. Family Holdings, Inc., a private company controlled by Mr. Nowek and (b) 200,000 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before September 30, 1998.
(4) Consists of 200,000 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before September 30, 1998.
(5) Includes 100,000 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before September 30, 1998.
(6) Includes 100,000 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before September 30, 1998.
(7) Consists of 30,000 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before September 30, 1998.
(8) Includes 200,000 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before September 30, 1998.

                              STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the next Annual Meeting of Stockholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by April 20, 1999.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for the year ended December 31, 1997 and have been selected by the Board of Directors to serve as independent auditors for the fiscal year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

     It is expected that the solicitation of proxies will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies.

                           ANNUAL REPORT ON FORM 20-F

     THE COMPANY'S ANNUAL REPORT ON FORM 20-F, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO KHAL A. KADER, CHIEF FINANCIAL OFFICER, 21700 OXNARD STREET, SUITE 1550, WOODLAND HILLS, CALIFORNIA 91367.

                                             ON BEHALF OF THE BOARD OF DIRECTORS



                                             Leon E. Nowek
                                             SECRETARY

Woodland Hills, California
August 17, 1998

                                                                        ANNEX A

                           TURBODYNE TECHNOLOGIES INC.

                            1998 STOCK INCENTIVE PLAN


1.   PURPOSE OF THE PLAN.

     The purpose of this 1998 Stock Incentive Plan (the "Plan") is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of Turbodyne Technologies Inc. (the "Company") or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's stockholders.

2.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Board of Directors of the Company (the "Board"), or a committee of the Board (the "Committee") whose members shall serve at the pleasure of the Board. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan as may be adopted from time to time by the Board.

     The Board shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted "Awards" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each person selected; (iii) to determine the time when Awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to such Award; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Board shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Board deems necessary or advisable. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries.

3.   PERSONS ELIGIBLE UNDER THE PLAN.

     Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a "Participant"), shall be eligible to be considered for the grant of Awards under the Plan.

4.   AWARDS.

     (a) COMMON STOCK AND DERIVATIVE SECURITY AWARDS. Awards authorized under the Plan shall consist of any type of arrangement with a Participant that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of
(i) shares of the Common Stock, $.001 par value per share, of the Company (the "Common Stock") or (ii) a "derivative security" (as that term is defined in Rule 16a-1(c) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock.

     (b) TYPES OF AWARDS. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Board shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) CONSIDERATION. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Board, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness.

     (d) GUIDELINES. The Board may adopt, amend or revoke from time to time written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

     (e) TERMS AND CONDITIONS. Subject to the provisions of the Plan, the Board, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

          (i) any provision necessary for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (an "Incentive Stock Option");

          (ii) a provision permitting the recipient of such Award to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

         (iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Board, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 of the Plan.

     (f) SUSPENSION OR TERMINATION OF AWARDS. If the Company believes that a Participant has committed an act of misconduct as described below, the Company may suspend the Participant's rights under any then outstanding Award pending a determination by the Board. If the Board determines that a Participant has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Participant nor his or her estate shall be entitled to exercise any rights whatsoever with respect to such Award. In making such determination, the Board shall act fairly and shall give the Participant a reasonable opportunity to appear and present evidence on his or her behalf to the Board.

     (g) MAXIMUM GRANT OF AWARDS TO ANY PARTICIPANT. No Participant shall receive Awards representing more than 200,000 shares of Common Stock per annum, subject to adjustment as provided in Section 7 hereof.

5.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options and Non-Statutory Stock Options) shall not exceed an aggregate of 4,000,000 shares of Common Stock, subject to adjustment as provided in Section 7 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 5, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: (i) the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and (ii) the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.

6.   PAYMENT OF AWARDS.

     The Board shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Board may, upon request of a Participant, determine that all or a portion of a payment to that Participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Board may determine in its sole discretion.

7.   DILUTION AND OTHER ADJUSTMENT.

     In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities as a class (other than cash dividends), then the Board may, but it shall not be required to, make such equitable adjustments to the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and (iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Participant in any fiscal year) as the Board in its sole discretion determines appropriate, including any adjustments in the maximum number of shares referred to in Section 5 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.

8.   MISCELLANEOUS PROVISIONS.

     (a) DEFINITIONS. As used herein, "subsidiary" means any current or future corporation which would be a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, of the Company; and the term "or" means "and/or."

     (b) CONDITIONS ON ISSUANCE. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

     (c) RIGHTS AS STOCKHOLDER. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

     (d) ASSIGNMENT OR TRANSFER. Subject to the discretion of the Board, and except with respect to Incentive Stock Options which are not transferable except by will or the laws of descent and distribution, Awards under the Plan or any rights or interests therein shall be assignable or transferable.

     (e) AGREEMENTS. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Board shall from time to time adopt.

     (f) WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to the restrictions imposed by any and all governmental authorities.

     (g) NO RIGHTS TO AWARD. No Participant or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge a Participant at any time for any reason whatsoever, with or without good cause.

     (h) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Participant receiving an Award.

     (i) FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

9.   AMENDMENTS AND TERMINATION.

     (a) AMENDMENTS. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Participant affected, the Board may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

     (b) STOCKHOLDER APPROVAL. To the extent that Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any amendment of the Plan be approved by the stockholders of the Company, no such amendment shall be effective unless and until it is approved by the stockholders in such a manner and to such a degree as is required.

     (c) TERMINATION. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after August 3, 1998.

10.  EFFECTIVE DATE.

     The Plan is effective on August 3, 1998, the date on which it was adopted by the Board of Directors of the Company, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of the Common Stock present, or represented, and entitled to vote at the 1998 Annual Meeting of Stockholders. Awards may be made under the Plan on and after its effective date, subject to stockholder approval of the Plan as provided above. If approval of the stockholders is not obtained, all Awards granted under the Plan shall be null and void.

11.  GOVERNING LAW.

     The Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of Delaware applicable to contracts made within, and to be performed wholly within, such state, without regard to the application of conflict of laws rules thereof.

                            TURBODYNE TECHNOLOGIES INC.
                      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


     The undersigned, a Stockholder of TURBODYNE TECHNOLOGIES INC., a Delaware corporation, (the "Company") hereby appoints EDWARD M. HALIMI and LEON E. NOWEK, and each of them, or ___________ the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on September 11, 1998, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

     The Board of Directors recommends a WITH vote on Proposal 1 and a FOR vote on Proposal 2.

     1.   ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

               ___ WITH       ___ WITHOUT Authority to vote for the nominees
                                  listed below.

          (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR THE NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT NAME BELOW)

                    Robert Taylor       Walter F. Ware

     2.   The approval of the Company's 1998 Stock Incentive Plan.

               ___ FOR          ___ AGAINST          ___ ABSTAIN

     The undersigned hereby revokes any other proxy to vote at such Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. WITH RESPECT TO MATTERS NOT KNOWN AT THE TIME OF THE SOLICITATION HEREOF, SAID PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED, THE APPROVAL OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN AND AS SAID PROXY SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, UNLESS OTHERWISE DIRECTED.

     A stockholder of record may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated August 12, 1998 relating to the Meeting.

               Date:  __________, 1998



               ___________________________________________



               ___________________________________________
               Signature(s) of Stockholder(s)
               (See Instructions Below)

               The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.


                             THIS PROXY IS SOLICITED BY

               THE BOARD OF DIRECTORS OF TURBODYNE TECHNOLOGIES, INC.








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